Exhibit 99.1

Kona Grill Investor Relations Contact:
Liolios Group, Inc.
Scott Liolios or Cody Slach
Tel 949-574-3860
info@liolios.com

Kona Grill Appoints Michael A. Nahkunst Interim President and Chief Executive Officer

SCOTTSDALE, ARIZONA — June 6, 2011 — Kona Grill, Inc. (Nasdaq: KONA), an American grill and sushi bar, has appointed company director Michael A. Nahkunst as interim president and chief executive officer. Nahkunst succeeds Marc A. Buehler in these positions, who is leaving the company to pursue other interests.

“On behalf of the board of directors and our entire organization, I want to thank Marc for his dedication and substantial contributions to Kona Grill’s success,” said James R. Jundt, chairman of the board of directors. “We wish him the best in his future endeavors.”

Nahkunst will serve as the interim president and chief executive officer until a permanent successor has been identified and appointed. Nahkunst has more than 35 years of restaurant experience, including serving as the chief operating officer of both The Cheesecake Factory and BJ’s Restaurants. Previously, Nahkunst held various senior level positions with Brinker International, the parent of Chili’s restaurant group, where he spent 17 years growing the concept from its early inception. Nahkunst is currently a principal of Bailiwick Capital Partners, a strategic corporate development and financial advisory firm specializing in the restaurant industry.

“Given Michael’s executive experience in managing highly-successful restaurant operations, particularly new, high-growth concepts, he is the ideal candidate to take on this interim position,” noted Jundt.

The company expects to take a one-time charge of approximately $0.3 million in the second quarter related to the departure of Mr. Buehler. Excluding this charge, the company reaffirms its forecasts of restaurant sales of $24.0 million to $25.0 million, and net income of $0.2 million to $0.4 million, or $0.02 to $0.04 per share. “We’re experiencing a strong quarter and expect to end up more toward the higher end of this range,” said Jundt.

About Kona Grill:
Kona Grill features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 25 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 16 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Tampa, West Palm Beach); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, Houston, Sugar Land, San Antonio); Virginia (Richmond); Maryland (Baltimore). For more information, visit www.konagrill.com.

Forward-Looking Statements
The financial guidance we provide for our second quarter 2011 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the Securities and Exchange Commission.